Exhibit 99.2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND FUTILE ACTIONS	Case No. 17 Civ. 00253 (LLS)
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND REFUSED ACTIONS	Case No. 17 Civ. 1381 (LLS)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (“Stipulation”) is made and entered into by the following parties: (1) plaintiffs Joseph Greenberg and James M. DeCaro, individually and to the extent that they have or claim standing to assert claims derivatively on behalf of Resource Capital Corp. (“Resource Capital” or the “Company”1) (collectively, the “Demand Futile Plaintiffs”); (2) plaintiffs Mark E. McKinney, Dave Sherek, Robert H. Spiegel, and Rick Sebenoler, individually and to the extent that they have or claim standing to assert claims derivatively on behalf of Resource Capital (collectively, the “Demand Refused Plaintiffs,” and with the Demand Futile Plaintiffs, “Plaintiffs”); (3) individual defendants Walter T. Beach, Eldron C. Blackwell, David E. Bloom, David J. Bryant, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin, P. Sherrill Neff, and Stephanie H. Wiggins (collectively, the “Individual Defendants”); (4) corporate defendants Resource America, Inc. (“Resource America”) and Resource Capital Manager, Inc.

[1]	Resource Capital is now known as Exantas Capital Corp. but is referred to herein as Resource Capital or the Company for consistency with prior pleadings.

(now known as Exantas Capital Manager Inc.) (the “Manager” and with Resource America, the “Corporate Defendants;” and, together with the Individual Defendants and the nominal defendant Resource Capital, the “Defendants”); and (5) nominal defendant Resource Capital.2

Subject to the approval of the District Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally, and forever resolve, discharge, and settle any and all released Claims against the Defendants and their respective Related Parties and to dismiss the above-captioned Derivative Actions with prejudice.

RECITALS

The Demand Refused Actions

A.On August 4, 2015, Resource Capital issued a press release announcing its financial results for the quarter ended June 30, 2015, including the Company’s decision to recognize an impairment on a legacy mezzanine loan (the “Mezzanine Loan”).  Following the press release, Resource Capital’s stock dropped, precipitating a securities class action against Resource Capital and other defendants, captioned Levin v. Resource Capital Corp., Case No. 1:15-cv-07081-LLS (the “Securities Litigation”).

B.Following the public announcement of the impairment of the Mezzanine Loan, plaintiffs Mark E. McKinney, Dave Sherek, Robert H. Spiegel, and Rick Sebenoler each made formal written demands (the “Demands”) on the Board of Directors of Resource Capital (the “Board”) to investigate, among other things, the Mezzanine Loan’s impairment and certain alleged misrepresentations and omissions concerning the Mezzanine Loan and related matters, and to assert claims against Resource Capital’s officers and directors.  Certain of the Demands

[2]	Capitalized terms not otherwise defined in the text of this Stipulation shall have the meanings ascribed to them in paragraph 1 below.

also requested that the Board investigate alleged misstatements and omissions in Resource Capital’s 2014 and 2015 proxy statements.

C.Upon receiving the Demands, the Company’s Board appointed a demand evaluation committee (the “DEC”) to investigate the Demands.  Defendants claim that the DEC consisted of three independent, outside directors who had no role in the Company’s investment in the Mezzanine Loan.  Defendants further claim that, with the assistance of independent counsel, the DEC investigated the allegations set forth in the Demands, reviewing documents and interviewing witnesses.

D.After completing its investigation, the DEC concluded that the claims described in the Demands lacked merit and that it would not be in the Company’s best interest to pursue litigation based on the shareholders’ allegations.  The full Board thereafter voted to accept the DEC’s recommendation and refuse the Demands.  The Company informed McKinney, Sherek, Spiegel, and Sebenoler of the Board’s decision by letters addressed to the shareholders’ respective counsel.

E.On February 23, 2017, McKinney filed a shareholder derivative action, captioned McKinney v. Cohen, Case No. 17-cv-01381 (the “McKinney Action”).

F.On March 17, 2017, Sherek and Spiegel filed a shareholder derivative action, captioned Sherek v. Kessler, Case No. 17-cv-01965 (the “Sherek Action”).

G.On April 25, 2017, Sebenoler filed a shareholder derivative action, captioned Sebenoler v. Beach, Case No. 17-cv-02998 (the “Sebenoler Action”).

H.The plaintiffs in the McKinney Action, the Sherek Action, and the Sebenoler Action each alleged that the Board had wrongfully refused their demands and that, as a result, they had standing to litigate derivatively on behalf of the Company.

I.On May 16, 2017, the District Court entered an order: (i) consolidating the McKinney, Sherek, and Sebenoler Actions; (ii) directing that the consolidated action be captioned In re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions, Case No. 17 Civ. 1381 (LLS) (the “Demand Refused Actions”); and (iii) directing plaintiffs to designate lead counsel or timely file competing motions for appointment of lead counsel.

J.On May 18, 2017, the District Court appointed Profy Promisloff & Ciarlanto, P.C. (now known as Promisloff Law, P.C.) as lead counsel in the Demand Refused Actions.

K.On June 30, 2017, the Demand Refused Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Consolidated Demand Refused Complaint”) asserting a variety of claims derivatively on behalf of Resource Capital against the Individual Defendants.  As in their individual complaints, the Demand Refused Plaintiffs alleged that they had standing to sue derivatively on behalf of the Company because the Board had wrongfully refused their respective Demands.

L.On September 15, 2017, the Individual Defendants and the Company filed a joint motion to dismiss the Consolidated Demand Refused Complaint, arguing, among other things, that the Consolidated Demand Refused Complaint should be dismissed for failure to plead particularized facts showing that the Board’s refusal of the Demand Refused Plaintiffs’ Demands was wrongful.3 On November 14, 2017, the Demand Refused Plaintiffs filed their opposition, and on December 29, 2017, the Individual Defendants and the Company filed their reply.

M.On February 23, 2018, the District Court granted the motion to dismiss.

[3]	By stipulation, the parties agreed to defer briefing on Rule 12(b)(6) defenses and other merits issues until after the threshold issue of derivative standing was resolved.

N.On March 22, 2018, the Demand Refused Plaintiffs filed a notice of appeal.

The Demand Futile Actions

O.On January 12, 2017, plaintiff Joseph Greenberg filed a shareholder derivative action, captioned Greenberg v. Bryant, Case No. 17-cv-00253 (the “Greenberg Action”).

P.On January 18, 2017, plaintiff Robert A. Canoles filed a shareholder derivative action, captioned Canoles v. Kessler, Case No. 17-cv-00349 (the “Canoles Action”).

Q.On January 23, 2017, plaintiff James M. DeCaro filed a shareholder derivative action, captioned DeCaro v. Bryant, Case No. 17-cv-00474 (the “DeCaro Action”).

R.On April 27, 2017, plaintiffs Abigail and Zachary Gehan filed a shareholder derivative action, captioned Gehan v. Kessler, Case No. 17-cv-03073 (the “Gehan Action”).

S.Unlike the Demand Refused Plaintiffs, plaintiffs Greenberg, Canoles, DeCaro, Abigail Gehan, and Zachary Gehan did not make formal written demands on the Company’s Board before bringing their respective lawsuits. Instead, plaintiffs alleged that pre-suit demands on the Board would have been futile, thereby excusing them from any demand requirement.

T.On May 16, 2017, the District Court entered an order: (i) consolidating the Greenberg, Canoles, DeCaro, and Gehan Actions; (ii) directing that the consolidated action be captioned In re Resource Capital Corp. Shareholder Derivative Litigation Demand Futile Actions, Case No. 17 Civ. 253 (LLS) (the “Demand Futile Actions”); and (iii) directing the plaintiffs to designate lead counsel or timely file competing motions for the appointment of lead counsel.

U.On July 6, 2017, the District Court appointed Robbins Arroyo LLP as lead counsel in the Demand Futile Actions.

V.On August 8, 2017, at the request of plaintiffs Canoles, Abigail Gehan, and Zachary Gehan, the District Court voluntarily dismissed the Canoles and Gehan Actions.

W.On August 21, 2017, the Demand Futile Plaintiffs filed a Verified Consolidated Stockholder Derivative Complaint (the “Consolidated Demand Futile Complaint”). The complaint asserted a variety of claims derivatively on behalf of Resource Capital against the Individual and Corporate Defendants. As in their individual complaints, the Demand Futile Plaintiffs alleged that they did not make pre-suit demands on the Company’s Board because any such demands would have been futile.

X.On October 20, 2017, the Individual Defendants, the Corporate Defendants, and the Company (collectively, “Defendants”) filed motions to dismiss, arguing that the Consolidated Demand Futile Complaint should be dismissed on a variety of grounds, including for failure to plead particularized facts showing that the demand requirement was excused.  By stipulation, the parties agreed to defer briefing on Rule 12(b)(6) defenses and other merits issues until after the threshold issue of derivative standing was resolved.  On December 19, 2017, the Demand Futile Plaintiffs filed their opposition, and on February 2, 2018, the Defendants filed their replies.

Y.On April 2, 2018, the District Court granted the Defendants’ motions to dismiss and held that the Demand Futile Plaintiffs failed to allege with the required particularity that the demand requirement was excused.

Z.On May 3, 2018, the Demand Futile Plaintiffs filed a notice of appeal.

Settlement Discussions

AA.On May 4, 2018, in anticipation of pre-appeal mediation conferences required by the United States Court of Appeals for the Second Circuit (the “Court of Appeals”), Plaintiffs’ Counsel sent a joint settlement demand letter to Defendants’ counsel, proposing a settlement framework, including corporate governance reforms, for settling both the Demand Futile Actions and the Demand Refused Actions (collectively, the “Derivative Actions”).  Between May and

August 2018, counsel for Plaintiffs and Defendants negotiated potential settlement terms and conditions under the oversight of Court-appointed mediators as part of the Court’s Civil Appeals Mediation Program (“CAMP”) pursuant to Local Rule 33.1.  On August 9, 2018, while under the continued oversight of the CAMP mediators, counsel for the parties to the Derivative Actions reached an agreement in principle on the substantive terms of a proposed settlement.

BB.Following the parties’ agreement in principle on the substantive terms of a proposed settlement, the parties separately negotiated the attorneys’ fees that would be payable, subject to the approval of the District Court, in consideration of the substantial corporate benefit produced by the proposed settlement.  On November 8, 2018, the Settling Parties reached agreement on a proposed award of attorneys’ fees and expenses.  The Settling Parties did not discuss or negotiate the amount of any attorneys’ fees and expenses to be paid to Plaintiffs’ counsel until after the other material terms of the settlement had been agreed upon on August 9, 2018.

CC.On November 12, 2018, counsel for the parties to the Derivative Actions executed a memorandum of understanding (the “MOU”) setting forth the material terms of their agreement in principle to settle the Derivative Actions, subject to the negotiation of a mutually acceptable long form settlement agreement and court approval.

DD.The Settling Parties have now reached a definitive agreement to settle the Derivative Actions upon the terms and subject to the conditions set forth in this Stipulation (the “Settlement”).

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among Plaintiffs (on behalf of themselves and to the extent that they have or claim standing to assert claims derivatively on behalf of Resource Capital) and Defendants, each by and through their respective counsel, subject to approval of the District Court, that the released Claims shall be and hereby are compromised, discontinued, and dismissed with prejudice, upon the terms and subject to the following terms and conditions:

DEFINITIONS

1.As used in this Settlement, the following terms shall have the meanings specified below:

a.“Audit Committee” means the Audit Committee of the Board.

b.“Chairman” refers to the Chairman of the Board.

c.“Chief Executive Officer” refers to the Chief Executive Officer of Resource Capital.

d.“Claims” means claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether direct or derivative, known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, held at any point from the beginning of time to the date of the Stipulation’s execution.

e.“Corporate Governance Measures” means the corporate governance measures detailed in paragraph 8 below and in Exhibit A, which shall be adopted, implemented, and/or maintained by Resource Capital pursuant to and in accordance with this Stipulation.

f.“Current Resource Capital Shareholders” means any Person or Persons who are record or beneficial owners of Resource Capital stock as of the date of this Stipulation, excluding the Individual and Corporate Defendants, the officers and directors of Resource Capital, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual or Corporate Defendants has or has had a controlling interest.

g.“District Court” means the United States District Court for the Southern District of New York.

h.“Effective Date” means the date by which all of the events and conditions specified in paragraph 29 have been met and have occurred.

i.“Final” means the expiration of all time to seek appeal or other review of the Final Order and Judgment, or if any appeal or other review of such Final Order and Judgment is filed and not dismissed, after such Final Order and Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

j.“Final Order and Judgment” means the Final Order and Judgment entered by the District Court dismissing the Derivative Actions with prejudice pursuant to the Settlement, substantially in the form of the attached Exhibit 4.

k.“Investment Committee” means the Investment Committee of the Board.

l.“Management Agreement” means the Management Agreement between Resource Capital, the Manager, and Resource America dated March 8, 2005, and all subsequent amendments and restatements thereof.

m.“Notice of Proposed Settlement” means the Notice of Proposed Settlement of Shareholder Derivative Litigation, substantially in the form of the attached Exhibit 2.

n.“Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture,

joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

o.“Plaintiffs’ Counsel” means Robbins Arroyo LLP, lead counsel for the Demand Futile Plaintiffs, and Promisloff Law, P.C., Johnson Fistel, LLP, and The Weiser Law Firm, P.C., counsel for the Demand Refused Plaintiffs.

p.“Preliminary Approval Order” means the Order Preliminarily Approving Settlement, Authorizing Notice, and Setting Settlement Hearing to be entered by the District Court, substantially in the form of the attached Exhibit 1.

q.“Related Parties” means, with respect to any Person, all of such Person’s current and former parents, subsidiaries, affiliates, equity owners, officers, directors, employees, agents, attorneys, accountants, members, managers, advisors, insurers, partners, control persons, family members (in their capacities as such), representatives, predecessors, successors, and assigns; and all heirs, executors, trustees, representatives, and administrators of any of the foregoing.

r.“Settlement Hearing” means the hearing set by the District Court to consider final approval of the Settlement.

s.“Settling Parties” or “Parties” means, collectively, Plaintiffs (individually and to the extent they have or claim standing to assert claims derivatively on behalf of Resource Capital) and Defendants.  “Settling Party” or “Party” means, individually, any of the Settling Parties.

t.“Summary Notice” means the Summary Notice of Proposed Settlement of Shareholder Derivative Litigation, substantially in the form of the attached Exhibit 3.

PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

2.Plaintiffs and Plaintiffs’ Counsel submit that the claims asserted in the Derivative Actions on behalf of Resource Capital have merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged.  Nonetheless, Plaintiffs and Plaintiffs’ Counsel have concluded that that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  In doing so, Plaintiffs and Plaintiffs’ Counsel recognize the expense and burden inherent in the continued prosecution of the Derivative Actions, as well as the risk and uncertainty of continued litigation, especially in light of the District Court’s decisions on Defendants’ motions to dismiss.

3.Plaintiffs’ Counsel have conducted extensive investigation and analysis of the claims, defenses, and remedies, including: (i) reviewing and analyzing Resource Capital’s press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Litigation; (iv) researching the applicable federal and Maryland law with respect to the claims alleged in the Derivative Actions and the potential defenses thereto; (v) preparing and filing initial complaints and consolidated complaints in the Derivative Actions; (vi) preparing and filing oppositions to Defendants’ motions to dismiss; (vii) researching and evaluating factual and legal issues relevant to the appeal of the orders granting the motions to dismiss; (viii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts of the Derivative Actions, the perceived strengths and weakness of the Derivative Actions, and other issues in an effort to facilitate negotiations; (ix) conducting extensive damages analyses and research into the Company’s corporate governance structure and Management Agreement in connection with the

Parties’ settlement efforts; (x) preparing a comprehensive written settlement demand and modified demands over the course of the Parties’ settlement negotiations; (xi) participating in formal mediation sessions; and (xii) negotiating the terms of a written memorandum of understanding embodying the principal substantive settlement terms, as well as this comprehensive final Stipulation of Settlement.

4.Based on Plaintiffs’ Counsel’s thorough evaluation, Plaintiffs and Plaintiffs’ Counsel submit that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of Resource Capital and its shareholders.  The Settlement confers substantial benefits to Resource Capital and its shareholders, including: (a) the adoption of corporate governance policies concerning director independence; (b) the adoption of an Investment Committee charter formalizing the Investment Committee’s role and responsibilities; (c) the amendment of the Audit Committee charter to include responsibility for matters relating to credit risk reporting; (d) the adoption of an annual training program for members of the Company’s Board regarding best corporate governance practices; and (e) enhanced disclosures with respect to the amount of any base management fees and incentive compensation paid pursuant to the Company’s Management Agreement.  These terms of Settlement directly address the claims at issue in the Derivative Actions.

NO ADMISSION OF WRONGDOING AND LIABILITY

5.Defendants have denied, and continue to deny, each and every allegation of wrongdoing by the Plaintiffs in these Derivative Actions and maintain that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times.  Further, the Defendants have denied, and continue to deny (a) that they have caused any damage or injury to Resource Capital or its shareholders; (b) that they have ever committed or attempted to commit any violations of law or any breach of fiduciary duty owed to Resource Capital or its shareholders; and (c) that they have committed any wrongdoing whatsoever.  Defendants further deny that Plaintiffs have standing to assert claims derivatively on behalf of Resource Capital.  Defendants have nevertheless concluded that further litigation of the Derivative Actions would be protracted and expensive, and that it is desirable and beneficial for the Derivative Actions to be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

6.The Settling Parties agree that neither the Stipulation, nor any of its terms or provisions, nor any document or exhibit referred to in or attached to this Stipulation, nor any action taken to carry out this Stipulation or in connection with the Settlement, shall (a) constitute an admission of liability, fault, or wrongdoing by any Settling Party, or (b) be offered or received into evidence or otherwise introduced or invoked in the Derivative Actions or any other civil, criminal, or administrative proceeding for any purpose other than enforcing the terms of the Settlement, defending against Claims released by the Settlement, or litigating any appeal relating to the District Court’s approval or rejection of the Settlement.

BOARD APPROVAL

7.The Board, including each of its independent, non-defendant directors, has approved the Settlement and each of its terms as being in the best interests of Resource Capital and its shareholders.  The Board has acknowledged and agrees that the Settlement is fair, reasonable, and adequate, and confers substantial benefits upon Resource Capital and its shareholders.

TERMS OF THE SETTLEMENT

8.The Board shall implement the Corporate Governance Measures set forth in Exhibit A, to the extent not previously implemented, within ninety (90) calendar days of the

Settlement’s Effective Date.  Each such provision listed in Exhibit A shall be maintained until at least three (3) years following the Effective Date (the “Compliance Term”).

9.Nothing in the Stipulation will require the Company to implement or maintain any Corporate Governance Measure listed herein, if, in the opinion of Company counsel and supported by the opinion of outside counsel to the Company, such act or failure to act would result in a reasonably foreseeable risk that the Company, or any Audit Committee or Investment Committee member, or any affiliate of the Company, or any executive, director, officer, agent, or employee, of the Company or any affiliate, would be in violation of any federal or state law, statute, rule, or regulation, or any fiduciary or other duty that now exists or applies in the future (collectively, the “Laws”).  In such event, the Board, by a majority vote, including a majority of the independent directors, may, after consultation with the Company and outside Company counsel, decline to implement, or amend or eliminate, any Corporate Governance Measure by (i) adopting a formal resolution stating the basis for its determination and (ii) disclosing the decision not to implement, or the amendment or elimination of, the Corporate Governance Measure on the Company’s website within ten (10) business days.  If a Corporate Governance Measure is not implemented or is eliminated, the Board shall within twenty (20) business days adopt a replacement corporate governance measure that, in its view, addresses substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgment of a majority of the Company’s independent directors, it is not possible to do so in a manner consistent with the Laws.  Defendants represent that they are not currently aware of any risk that would trigger the application of this provision.

10.Nothing in the Stipulation will preclude the Company, the Board, the Investment Committee, the Audit Committee, or any of their respective members, or any executive, director,

officer, agent, or employee of the Company or any affiliate, from taking any and all actions they reasonably believe are necessary and/or advisable for the operation of the Company’s business in the ordinary course, pending entry of the Final Order and Judgment.

11.Defendants acknowledge that but for Plaintiffs’ prosecution and settlement of the Derivative Actions, the Company would not have adopted or agreed to maintain these Corporate Governance Measures during the Compliance Term and that these Corporate Governance Measures confer substantial benefits on the Company and its shareholders.

RELEASES

12.Upon the Effective Date, Defendants, their respective Related Parties, and each Person which has the contractual or other right to assert a claim for indemnity or contribution against any of the foregoing, shall be released and discharged, finally and forever, from any and all Claims, with the exception of Excluded Claims (as defined below), which have been or could have been asserted by any of the Plaintiffs, or by any stockholder derivatively on behalf of the Company, or by the Company directly, arising out of or relating to:

a.the facts, matters, transactions, acts, omissions, or circumstances alleged, or that could have been alleged, in any of the complaints filed in the Derivative Actions;

b.the Company’s investments involving assets in Puerto Rico, including (without limitation) the Mezzanine Loan referenced in the Derivative Actions;

c.the approval of (a) the Management Agreement or (b) any of the terms of the Management Agreement;

d.the amount of any cash or equity compensation paid to any director, officer, employee, or agent of the Company, the Manager, or any of their affiliates, including without limitation any personnel employed by, or any officer or director of, Resource America or any of its affiliates;

e.the adequacy of the Board’s oversight of the Company’s activities, officers, employees, and agents, including without limitation any personnel employed by, or any officer or director of, the Manager, Resource America, or any of their affiliates;

f.any allegedly false or misleading statement or omission made in any public statement, including without limitation the Company’s proxy statements and other public securities filings, and other disclosures concerning any of the foregoing matters; or

g.the defense or settlement of the Derivative Actions.

13.Upon the Effective Date, Plaintiffs and their Related Parties shall be released  from all Claims arising out of or relating to the commencement, maintenance, prosecution, or settlement of the Derivative Actions with the exception of Excluded Claims.

14.The Settling Parties agree that they will not, in the future, commence or prosecute any lawsuit or other proceeding based on any Claim released by the Stipulation.  The Settling Parties further agree that they will not assist any other Person, directly or indirectly, in commencing or prosecuting any such lawsuit or other proceeding.

15.The releases granted pursuant to this Settlement shall include any released Claims  that Plaintiffs or Defendants do not know of or suspect to exist at the time of the release of such Claims, including without limitation those that, if known, might have affected the decision to enter into the Settlement.  With respect to any and all released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive, and Current Resource Capital Shareholders shall be deemed to have waived, the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the released Claims.  Nevertheless, the Settling Parties acknowledge that it is their intention to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may exist hereafter, without regard to the subsequent discovery of additional or different facts.  The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part, and was relied upon by each and all of the Parties entering into the Settlement.

16.Notwithstanding anything to the contrary herein, the releases granted in this Stipulation will not release or extinguish: (i) the Management Agreement or any other existing contract between or among the Defendants and any of their Related Parties; (ii) any contract of insurance benefiting any of the Defendants or any of their Related Parties; (iii) any Claim to enforce any of the foregoing agreements, with the exception of any Claim arising out of, or related to, any amount paid or to be paid, benefits received or to be received, or services rendered or not rendered, under the Management Agreement prior to the date of the Stipulation, all of which are expressly released; or (iv) any Claim to enforce the Stipulation (collectively, “Excluded Claims”).

PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

17.After negotiating the Corporate Governance Measures, Plaintiffs’ Counsel and counsel for Defendants separately negotiated the attorneys’ fees and expenses that would be paid to Plaintiffs’ Counsel.  As a result of those negotiations, and in light of the substantial benefits conferred upon Resource Capital, Defendants’ insurers shall pay attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount approved by the District Court not to exceed $550,000 (the “Fee and Expense Award”).  Defendants shall have no obligations with respect to the Fee and Expense

Award, with the exception of the obligation to take reasonable steps to cause the award to be paid by their insurers in accordance with the Stipulation.

18.Subject to the timely provision by Plaintiffs’ Counsel of requisite payment information, including payment instructions acceptable to the Defendants and their insurers and a completed W-9, the Fee and Expense Award shall be paid as directed by Plaintiffs’ Counsel within thirty (30) calendar days of an order granting final approval of the Settlement and approving the Fee and Expense Award.  Payment of the Fee and Expense Award shall not be conditioned on the existence or absence of any collateral attacks on the Settlement, including without limitation, any objections or appeals.  If the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the Final Order and Judgment is reversed or vacated or materially modified, then within thirty (30) calendar days after written notification is sent by Defendants’ counsel, Plaintiffs’ Counsel shall refund the Fee and Expense Award to Defendants and/or their insurer(s) by wire transfer in accordance with the instructions to be provided by Defendants’ counsel.

19.District Court approval of the Fee and Expense Award shall not be a condition of the Settlement.  Any order or proceeding related to Plaintiffs’ request for the Fee and Expense Award or any appeal from any order relating thereto or any modification thereof will not operate to terminate or cancel the Stipulation, and shall not affect the Final Order and Judgment approving the Stipulation or prevent the Settlement from becoming Final.

20.Any dispute among or between Plaintiffs’ Counsel and other counsel for Plaintiffs in the Derivative Actions regarding allocation of the Fee and Expense Award shall be mediated and, if necessary, finally resolved by a mutually agreed upon private neutral, at the cost and expense of Plaintiffs’ Counsel.  Defendants will have no responsibility or liability for the allocation of the Fee and Expense Award among Plaintiffs’ Counsel and/or any other counsel for Plaintiffs in the Derivative Actions.

21.Plaintiffs may apply to the District Court for approval of service awards (the “Service Awards”) not to exceed $3,000 per Plaintiff to be paid out of any Fee and Expense Award approved by the District Court.  Defendants shall not object to any such application.

22.Except as expressly provided herein, Defendants will have no responsibility for any attorneys’ fees or costs incurred by Plaintiffs.

PROCEDURE FOR IMPLEMENTING THE SETTLEMENT

23.Within ten (10) business days of the execution of this Stipulation, the Settling Parties shall jointly seek an indicative ruling in the District Court pursuant to Federal Rule of Civil Procedure 62.1, indicating that the District Court will preliminarily approve the Settlement if the Derivative Actions are remanded by the Court of Appeals.  In the event of such an indicative ruling, Plaintiffs and Defendants shall jointly seek the remand of the Derivative Actions from the Court of Appeals to the District Court for the purpose of seeking approval of the Settlement.

24.Upon remand, Plaintiffs shall submit the Stipulation together with its exhibits to the District Court and shall file a motion for entry of a Preliminary Approval Order, substantially in the form of Exhibit 1 hereto.  The Preliminary Approval Order shall request, among other things: (i) the preliminary approval of the Settlement set forth in the Stipulation; (ii) approval of the form and manner of the dissemination of the Notice of Proposed Settlement and Summary Notice; and (iii) a date for the Settlement Hearing, pursuant to Federal Rule of Civil Procedure 23.1, for the District Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable, and adequate, including the payment of attorneys’ fees and expenses in the amount separately negotiated by the Settling Parties.

25.Within ten (10) business days after the entry of the Preliminary Approval Order, Resource Capital shall provide notice of the Settlement by filing with the Securities and Exchange Commission a Form 8-K, which shall include as attachments this Stipulation and the Notice of Proposed Settlement.  The Form 8-K and its attachments shall be accessible through the Company’s website until the Final Order and Judgment becomes Final or the Settlement has been rejected by the District Court or otherwise terminated.  In addition, within ten (10) business days after the entry of the Preliminary Approval Order, Resource Capital shall cause the Summary Notice to be published one time in Investor’s Business Daily.  Not less than ten (10) business days before the Settlement Hearing, Defendants’ counsel shall file with the District Court an appropriate affidavit or declaration with respect to the filing the Form 8-K and its attachments and the publication of the Summary Notice.

26.Within ten (10) business days after the entry of the Preliminary Approval Order, Plaintiffs’ Counsel shall cause the Notice of Proposed Settlement to be posted on the websites of Robbins Arroyo LLP, http://www.robbinsarroyo.com, and Promisloff Law, P.C., http://www.prolawpa.com.  Prior to the Settlement Hearing, Plaintiffs’ Counsel shall file with the District Court an appropriate affidavit or declaration with respect to the posting of the Notice of Proposed Settlement.

27.All costs relating to providing notice of the Settlement (excluding the costs of posting the Notice of Proposed Settlement on the websites of Plaintiffs’ Counsel) shall be paid by Defendants or their insurers, regardless of whether the Settlement is approved.

28.If the District Court approves the Stipulation, the Settling Parties shall promptly request the District Court to enter the proposed Final Order and Judgment, substantially in the form attached as Exhibit 4 hereto.

CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

29.The Effective Date of the Settlement shall be conditioned on the occurrence of all of the following events:

a.entry of the Preliminary Approval Order by the District Court substantially in the form of Exhibit 1;

b.entry of the Final Order and Judgment by the District Court substantially in the form of Exhibit 4; and

c.the Final Order and Judgment becoming Final.

30.Each of the Settling Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Settling Parties within thirty (30) calendar days of the date on which: (i) the District Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit 1 hereto; (iii) the Final Order and Judgment is not entered in substantially the form attached as Exhibit 4 hereto; (iv) the Final Order and Judgment is reversed or materially modified on appeal, reconsideration, or otherwise; or (v) the Effective Date of the Settlement cannot otherwise occur.  Any order or proceeding related to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Final Order and Judgment approving the Settlement.

31.In the event that the Stipulation or Settlement is not approved by the District Court, or the Settlement is terminated for any reason, the Stipulation shall be null and void, and the Stipulation and all negotiations, proceedings, documents prepared, and statements made in connection herewith, including in connection with the MOU and all exhibits thereto, shall be inadmissible for any purpose in any proceeding, including, without limitation, pursuant to Federal Rule of Evidence 408 and state law equivalents.  If the Stipulation or Settlement is not approved by the District Court, or the Settlement is terminated for any reason, the Settling Parties will be restored to their respective positions immediately preceding the date of the execution of the MOU, including, without limitation, with respect to all rights, obligations, and other legal status created by the judgments of the District Court dismissing the Derivative Actions.

32.Nothing in this Stipulation shall affect or alter the prior judgments of the District Court dismissing the Derivative Actions, which shall remain binding unless and until reversed by the Court of Appeals.

STAY PENDING DISTRICT COURT APPROVAL OF SETTLEMENT

33.Pending the District Court’s approval of the Settlement, the Settling Parties agree to continue to stay all proceedings in the Derivative Actions other than those related to the Settlement itself, except to the extent otherwise ordered by a court.

34.Except as is necessary to pursue the Settlement and determine a Fee and Expense Award, pending the District Court’s approval of the Settlement, the Settling Parties agree not to initiate, institute, or commence any other proceedings in respect of any Claim that would be released by the Settlement.  The Settling Parties will cooperate in good faith to seek the stay of any other lawsuit asserting a Claim that would be released by the Settlement.

MISCELLANEOUS PROVISIONS

35.The Settling Parties represent and agree that the terms of the Settlement were negotiated at arm’s-length and in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.  The Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule, or regulation, any Claim relating to the institution, prosecution, defense, or settlement of the Derivative Actions.  The Settling Parties will also request that the Final Order and Judgment contain a finding that during the course of the Derivative Actions, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar rules of professional conduct.

36.The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Defendants with respect to the Derivative Actions and all Claims arising out of or relating to the commencement, maintenance, prosecution, or settlement of the Derivative Actions with the exception of Excluded Claims.

37.The provisions contained in this Stipulation (including any exhibits attached hereto) shall not be deemed a presumption, concession, or admission by any Settling Party of any fault, liability, or wrongdoing, or merit, or lack of merit, as to any facts, Claims, or defenses alleged or asserted, in the Derivative Actions or in any other action or proceeding, either presently known or unknown, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Derivative Actions or in any other action or proceeding, whether civil, criminal, or administrative, and whether presently known or unknown, except in connection with any proceeding to enforce the terms of the Settlement.  Plaintiffs and Defendants and their respective Related Parties may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

38.The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.  In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

39.This Stipulation may not be amended or modified, nor may any of its provisions be waived, except by a written instrument signed by counsel for all of the Settling Parties or their successors-in-interest.  The waiver by any Settling Party of any provision or the breach of this Stipulation shall not be deemed a waiver of any other provision or breach of this Stipulation.

40.The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

41.This Stipulation and the exhibits constitute the entire agreement between and among the Settling Parties with respect to the Settlement and supersede any prior agreements among the Settling Parties with respect to the Settlement.  No representations, warranties, or inducements have been made to or relied upon by any Settling Party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

42.This Stipulation may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.  Any signature to this Stipulation by means of facsimile or that is electronically scanned and sent via email shall be treated in all manner and respects as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof.

43.The Settling Parties and their respective counsel of record agree that they will use their reasonable best efforts to obtain all necessary approvals of the District Court required by this Stipulation (including, but not limited to, using their reasonable best efforts to resolve any objections raised to the Settlement).  Counsel for the Settling Parties agree to cooperate fully with one another and use best efforts in seeking District Court approval of the Preliminary Approval Order, the Stipulation, the Final Order and Judgment, and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final District Court approval of the Settlement.

44.Notwithstanding the entry of the Final Order and Judgment, the District Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of this Stipulation, and the Settling Parties submit to the jurisdiction of the District Court for purposes of implementing, enforcing, and interpreting the Stipulation.

45.Without further order of the District Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

46.To the extent permitted by law, all agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of documents or information shall survive this Stipulation.

47.The Stipulation shall be deemed drafted equally by all Parties hereto and shall not be construed against any of them by reason of authorship.

48.This Stipulation is and shall be binding upon and shall inure to the benefit of the Settling Parties, their respective Related Parties, and their respective legal representatives, heirs, executors, administrators, successors, and assigns.

49.Unless otherwise provided herein, this Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation or Settlement, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

50.All Persons executing this Stipulation represent that they have been authorized and empowered to do so.

51.Each Plaintiff independently represents, warrants, and covenants that (i) none of the Claims asserted by such Plaintiff in the Derivative Actions has been assigned, pledged, encumbered, or in any manner transferred, in whole or in part; (ii) such Plaintiff was a stockholder of the Company at all times necessary to establish standing to assert the claims filed in the Derivative Actions and has held Company stock continuously from the commencement of the applicable Derivative Action through the date of the execution of the Stipulation; and (iii) such Plaintiff will continue to hold stock of the Company until such time as the Settlement is approved or rejected by the District Court or terminated by any Settling Party in accordance with its terms.

52.Plaintiffs’ Counsel represents and warrants that each Plaintiff represented by such counsel (i) was a stockholder of the Company at all times necessary to establish standing to assert the Claims filed in the Derivative Actions; and (ii) has held Company stock continuously from the commencement of the Derivative Actions through the date of the execution of the Stipulation.

53.The Settlement is not conditioned upon the settlement of any other litigation or the consent of any plaintiff in any litigation other than the Derivative Actions.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated January 25, 2019.

Dated: January 25, 2019

ROBBINS ARROYO LLP

By:/s/ Shane P. Sanders

Brian J. Robbins
Craig W. Smith
Ashley R. Rifkin
Shane P. Sanders
600 B Street, Suite 1900
San Diego, CA 91201
(619) 525-3990
brobbins@robbinsarroyo.com
csmith@robbinsarroyo.com
arifkin@robbinsarroyo.com
ssanders@robbinsarroyo.com

Lead Counsel for Plaintiffs in the Demand
Futile Actions

Dated: January 25, 2019

PROMISLOFF LAW, P.C.

By:/s/ David M. Promisloff

David M. Promisloff
5 Great Valley Parkway, Suite 210
Malvern, PA 19355
(215) 259-5156
david@prolawpa.com

Lead Counsel for Plaintiffs in the Demand Refused Actions

Dated: January 25, 2019

COVINGTON & BURLING LLP

By:/s/ Mark P. Gimbel

Mark P. Gimbel
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
(212) 841-1161
mgimbel@cov.com

Counsel for David J. Bryant, Eldron C. Blackwell, David E. Bloom, Steven J. Kessler, Murray S. Levin, P.

Sherill Neff, Walter T. Beach, William B. Hart, Gary Ickowicz, Richard L. Fore, Stephanie H. Wiggins, Jonathan Z. Cohen and Edward E. Cohen

Dated: January 27, 2019	SCHLAM STONE & DOLAN LLP By:/s/ Bradley J. Nash Bradley J. Nash 26 Broadway New York, NY 10004 bnash@schlamstone.com Counsel for Exantas Capital Corp. (f/k/a Resource Capital Corp.)
Dated: January 27, 2019

PROSKAUER ROSE LLP

By:/s/ David A. Picon

David A. Picon
Edward Canter
11 Times Square
New York, NY 10036
(212) 969-3000
dpicon@proskauer.com
ecanter@proskauer.com

Counsel for Resource America, Inc. and Exantas Capital Manager Inc. (f/k/a Resource Capital Manager, Inc.)

EXHIBIT A – CORPORATE GOVERNANCE PROVISIONS

Subject to the terms and conditions set forth in the Stipulation, the Board shall implement the following Corporate Governance Provisions:

1.Independence:

a.	The Board shall adopt a formal policy requiring that the positions of Board Chairman and Chief Executive Officer be filled by different individuals at all times.
b.

The Company shall adopt a formal policy (i) requiring that its independent directors satisfy the “independence” requirements of Section 3.03A.02 of the New York Stock Exchange’s Listed Company Manual; (ii) providing that Board members will not serve on the boards of more than three other unaffiliated publicly-traded entities; and (iii) requiring its independent directors to meet (including telephonically) in executive session at least four times per year.

2.Investment Committee: The Board will adopt a charter (the “Investment Committee Charter”) governing the Investment Committee, which shall include the following:

a.	A majority of the Investment Committee’s members shall be independent directors.
b.

The Investment Committee shall be responsible for approving each of the Company’s proposed investments in loans and preferred equity (“Covered Investments”) initially valued in excess of $35 million but less than or equal to $50 million (the “Investment Committee Approval Range”).  Any Covered Investment initially valued in excess of the Investment Committee Approval Range will be approved by the full Board.  The Board may, in its discretion, modify the Investment Committee Approval Range as it deems necessary and appropriate in light of material changes in the size of the Company’s investment portfolio, provided that the bottom end of the range (the “Covered Investment Threshold”) is set at an amount less than or equal to 2.5 percent of the carrying value of the Company’s portfolio of loans and preferred equity as set forth in the Company’s books at the end of the reporting period immediately preceding the date on which such modification is made.

c.

The Investment Committee shall meet as frequently as necessary to consider for approval all of the Company’s proposed Covered Investments initially valued within the Investment Committee Approval Range.

d.

In considering whether to approve any proposed Covered Investment initially valued within the Investment Committee Approval Range, the Investment Committee shall give consideration to all material risks associated with such investment that are identified by the Manager or otherwise identified by any member of the Investment Committee.  The Manager will make appropriate personnel available to the Investment Committee to provide information concerning such proposed investments and any related material risks.

e.

At least quarterly, the Investment Committee shall receive a report from the Manager identifying any material exception to or material deviation from the Investment Committee Charter during the preceding quarter that is known to the Manager, if applicable.

f.

The Investment Committee shall maintain minutes of its meetings and all exhibits and other materials distributed or presented to the Investment Committee, which shall be filed with the minutes of the Investment Committee’s meetings and subject to the Company’s record keeping policies and procedures.

g.	The Investment Committee shall annually review and evaluate the need for any change(s) to the Investment Committee Charter and recommend any proposed change(s) to the Board for approval.

3.Audit Committee: The Board shall amend the charter of its Audit Committee to include responsibility for certain matters relating to credit risk reporting, including without limitation at least the following provisions:

a.	The Audit Committee shall consist of at least three Board members, all of whom shall be independent directors selected annually by the Board.
b.

The Audit Committee shall be responsible for ensuring that the full range of risks impacting the Company’s Covered Investments are evaluated as necessary to address changing conditions that may affect credit risk, including: (i) changes in lending policies, procedures, and underwriting standards; (ii) changes in international, national, or regional economic and business conditions; (iii) changes in the nature of investments, volume of investments, or concentrations in the portfolio; (iv) changes in the volume and severity of past due loans; and (v) changes in the regulatory environment.

c.

The Audit Committee shall oversee the Company’s internal controls relating to credit risk management and disclosure, including (i) review and approval of the Company’s procedures for monitoring loans to ensure that they are responsive to changes in internal and external factors affecting the level of credit risk in the Company’s portfolio and (ii) review and approval of the Company’s practices relating to recognition of impairments, loan losses, write downs and allowances, and provisions for loan losses.  The Audit Committee shall report its findings and recommendations to the full Board.

d.

At least quarterly, the Manager shall report to the Audit Committee concerning any credit risk that the Manager believes is material or likely to become material relating to any of the Company’s Covered Investments initially valued at or above the Covered Investment Threshold.

e.

The Audit Committee shall report to the full Board at least quarterly summarizing the Audit Committee’s review and conclusions regarding any material credit risks to Covered Investments that were initially valued in excess of the Covered Investment Threshold that are identified by the Manager or otherwise identified to or by the Audit Committee.  The Audit Committee’s report shall include, to the extent appropriate, a discussion of any opinions of the Audit Committee or the Manager as to the magnitude, probability, and range of potential loss associated with such risks and whether any disclosures concerning such risks are necessary or appropriate.

f.

The Audit Committee shall be empowered to retain external advisors as necessary and appropriate to assist the Audit Committee with the assessment of material credit risks and related public disclosures.

g.	The Audit Committee’s meetings and actions shall be duly recorded in minutes and resolutions and preserved in accordance with Company policy.

4.Director Continuing Education: The Board shall adopt a policy of mandatory annual training for all members of the Board regarding best corporate governance practices, with the form and content to be determined by the Board in its discretion.

5.Enhanced Disclosure Regarding Calculation of Base Management Fees and Incentive Compensation: In connection with the Company’s quarterly and annual financial statements, the Company shall ensure that its disclosures regarding the amounts of Base Management Fees (as defined in the Management Agreement) and Incentive Compensation (as defined in the Management Agreement) paid to the Manager during the applicable reporting periods contain at least the following information:

a.

the Company’s calculation of Equity (as defined in the Management Agreement), including (to the extent applicable) the total amount of net proceeds from issuances of capital stock, retained earnings (or deficit), amounts paid for repurchases of capital stock, any one-time event excluded pursuant to changes in GAAP and non-cash charges;

b.

a reconciliation of the Company’s GAAP net income (loss) allocable to common shares to its Core Earnings (as defined in the Management Agreement), including any item(s) excluded from the Core Earnings calculation in determining the amount of Incentive Compensation paid; and

c.	if applicable, an explanation of how the Incentive Compensation hurdle was calculated, including the underlying value of each component of the Incentive Compensation hurdle calculation.

6.Retention of Incentive Compensation Provision of Management Agreement: The Management Agreement shall not be amended in any manner that would materially increase the amount of Incentive Compensation during the Compliance Term, unless such amendment is approved by a majority of the Company’s common stockholders.

EXHIBIT 1

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND FUTILE ACTIONS	Case No. 17 Civ. 00253 (LLS)
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND REFUSED ACTIONS	Case No. 17 Civ. 1381 (LLS)

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT, AUTHORIZING NOTICE, AND SETTING SETTLEMENT HEARING

WHEREAS, the parties to the above-referenced consolidated shareholder derivative actions (the “Derivative Actions”) have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the settlement set forth in the Stipulation and Agreement of Settlement between the parties, dated ____, 2019 (the “Stipulation”); (ii) approving the form and manner of the dissemination of notice of the proposed settlement to current shareholders of Resource Capital Corp. (“Resource Capital” or the “Company”4); and (iii) scheduling a date for a settlement hearing, pursuant to Federal Rule of Civil Procedure 23.1, for the Court to consider and determine whether to approve the terms of the settlement as fair, reasonable, and adequate, including payment of attorneys’ fees and expenses in the amount separately negotiated by the parties;

WHEREAS, the Court, having: (i) read and considered Plaintiff’s Unopposed Motion for Preliminary Approval of Shareholder Derivative Settlement together with the accompanying

[4]	Resource Capital is now known as Exantas Capital Corp. but is referred to herein as Resource Capital or the Company for consistency with prior proceedings.

Memorandum of Points and Authorities; (ii) read and considered the Stipulation and exhibits thereto, including the proposed notice; (ii) heard and considered arguments by counsel in favor of preliminary approval of the Settlement; and

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Resource Capital and appears to be the product of serious, informed, non-collusive negotiations, and, therefore, there are substantial and sufficient grounds for entering this Preliminary Approval Order:

NOW, THEREFORE, IT IS HEREBY ORDERED as follows:

1.This Preliminary Approval Order incorporates by reference the definitions in the Stipulation, and, unless otherwise defined herein, all capitalized terms shall have the same meanings as set forth in the Stipulation.

2.The Court preliminarily approves the Settlement on the terms set forth in the Stipulation, subject to further consideration at a hearing to be held before this Court on , 2019 at _:__ _.m., in the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 21C, New York, New York 10007-1312.  At the Settlement Hearing, the Court shall: (a) determine whether the proposed Settlement of the Derivative Actions, on the terms and conditions set forth in the Stipulation, should receive final approval by the Court as fair, reasonable, and adequate, and in the best interests of Resource Capital and its stockholders; (b) hear and rule on any objections to the proposed Settlement; (c) determine whether to approve the Fee and Expense Award and any Service Awards to Plaintiffs; and (d) determine whether to enter the proposed Final Order and Judgment, substantially in the form attached as Exhibit 4 to

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the Stipulation.  At the Settlement Hearing, the Court may also hear and consider such other matters as the Court may deem necessary and appropriate.

3.The Court reserves the right to continue or reschedule the Settlement Hearing without further notice to Current Resource Capital Shareholders.  The Court further reserves the right to consider any modifications of the Settlement agreed to by the Settling Parties without providing further written notice to Current Resource Capital Shareholders.

4.The Court approves the form, content, and requirements of the Notice of Proposed Settlement and the Summary Notice and finds that the filing, posting, and publication of these notices, substantially in the manner and form set forth in this Preliminary Approval Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, and constitutes due and sufficient notice of all matters relating to the Settlement.

5.Within ten (10) business days after the entry of this Preliminary Approval Order, Resource Capital shall provide notice of the Settlement by filing with the SEC a Form 8-K, which shall include as attachments the Stipulation and the Notice of Proposed Settlement.  The Form 8-K and its attachments shall be accessible through the Company’s website until the Final Order and Judgment becomes Final or the Settlement has been rejected by the Court or otherwise terminated.  In addition, within ten (10) business days after the entry of this Preliminary Approval Order, Resource Capital shall cause the Summary Notice to be published one time in Investor’s Business Daily.  Not less than ten (10) business days before the Settlement Hearing, Defendants’ counsel shall file with the Court an appropriate affidavit or declaration with respect to the filing of the Form 8-K and its attachments and the publication of the Summary Notice.

6.Within ten (10) business days after the entry of this Preliminary Approval Order, Plaintiffs’ Counsel shall cause the Notice of Proposed Settlement to be posted on the websites of

8

Robbins Arroyo LLP, http://www.robbinsarroyo.com, and Promisloff Law, P.C., http://www.prolawpa.com.  Prior to the Settlement Hearing, Plaintiffs’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to the posting of the Notice of Proposed Settlement.

7.All papers in support of the Settlement and any Fee and Expense Award, including any Service Awards to Plaintiffs, shall be filed with the Court and served no later than twenty-eight (28) calendar days before the Settlement Hearing.  Any reply papers shall be filed with the Court at least seven (7) calendar days before the date of the Settlement Hearing.

8.Any Current Resource Capital Shareholder may object and show cause why: (i) the Settlement as set forth in the Stipulation should not be approved; (ii) a Fee and Expense Award, including any Service Awards, should not be granted in the amount sought; or (iii) the proposed Final Order and Judgment should not be entered; provided, however, that no Current Resource Capital Shareholder shall be entitled to object to or otherwise contest any of the matters to be considered at the Settlement Hearing, unless such Current Resource Capital Shareholder has, at least twenty-one (21) calendar days prior to the date of the Settlement Hearing, filed with the Clerk of the United States District Court of the Southern District of New York (the “Clerk”) a written objection to the Settlement setting forth: (a) the objector’s name, address, and telephone number; (b) the number of shares of Resource Capital stock the objector currently owns as well as an account statement evidencing such ownership; (c) a detailed statement of the objector’s specific objections; (d) any and all documentation or evidence in support of the objector’s objection; and (e) the identities of any cases—by name, court, and docket number—in which the objector or his or her attorney has objected to a settlement in the last three (3) years.  If a Current Resource Capital Shareholder intends to appear and/or requests

9

to be heard at the Settlement Hearing, such shareholder must also file with the Clerk at least twenty-one (21) calendar days prior to the date of the Settlement Hearing: (f) a written notice of the objector’s intention to appear at the Settlement Hearing; (g) the name(s) of any attorney(s) that will appear on behalf of the objector; (h) the identities of any witnesses the objector intends to call at the Settlement Hearing; (i) a summary of the substance of any testimony to be provided by any such witnesses; and (j) any and all other evidence that the objector intends to present at the Settlement Hearing.  If a Current Resource Capital Shareholder files a written objection and/or written notice of intent to appear, such shareholder must serve copies of all papers filed with the Clerk, by hand delivery or first-class mail, post-marked no later than twenty-one (21) calendar days before the Settlement Hearing, on each of the following:

Lead Plaintiffs’ Counsel
ROBBINS ARROYO LLP
Shane P. Sanders
600 B Street, Suite 1900
San Diego, CA 92101
-and-
PROMISLOFF LAW, P.C.
David M. Promisloff
5 Great Valley Parkway, Suite 210
Malvern, PA 19355

Counsel for the Individual Defendants
COVINGTON & BURLING LLP
Mark P. Gimbel
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405

Counsel for the Corporate Defendants
PROSKAUER ROSE LLP
David A. Picon
11 Times Square
New York, NY 10036

Counsel for Resource Capital
SCHLAM STONE & DOLAN LLP
Bradley J. Nash
26 Broadway
New York, NY 10004

9.Any Current Resource Capital Shareholder who does not timely file and serve an objection in the manner provided in paragraph 8 of this Preliminary Approval Order shall be deemed to have waived any objection such Person might have and shall forever be barred, in these proceedings or in any other proceeding, from making any objection to or otherwise

10

challenging the Settlement of the Derivative Actions, the Stipulation or any provision thereof, the Final Order and Judgment, any Fee and Expense Award, any Service Award, and/or any other proceedings herein, and shall have no right to appeal therefrom.

10.Any replies to any objections to the Settlement shall be filed and served no later than seven (7) calendar days before the Settlement Hearing.

11.All Current Resource Capital Shareholders shall be bound by all orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Resource Capital’s shareholders.

12.Unless and until the Stipulation is terminated in accordance with its terms, neither Defendants nor Plaintiffs nor any other Person purporting to act on behalf of Resource Capital shall initiate, institute, or commence any Claim that would be released by the Settlement.

13.In the event that the Stipulation or Settlement is not approved by the Court, or the Settlement is terminated for any reason, the Stipulation shall be null and void, and the Stipulation and all negotiations, proceedings documents prepared, and statements made in connection therewith, including in connection with the MOU and all exhibits thereto, shall be inadmissible for any purpose in any proceeding, including, without limitation, pursuant to Federal Rule of Evidence 408 and state law equivalents.  If the Stipulation or Settlement is not approved by the Court, or the Settlement is terminated for any reason, the Settling Parties will be restored to their respective positions immediately preceding the date of the MOU, including, without limitation, with respect to all rights, obligations, and other legal status created by the judgments of the Court dismissing the Derivative Actions.

14.The provisions contained in the Stipulation (including any exhibits attached thereto) shall not be deemed a presumption, concession, or admission by any Settling Party of

11

any fault, liability, or wrongdoing, or merit, or lack of merit, as to any facts, Claims, or defenses alleged or asserted, in the Derivative Actions or in any other action or proceeding, either presently known or unknown, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Derivative Actions or in any other action or proceeding, whether civil, criminal, or administrative, and whether presently known or unknown, except in connection with any proceeding to enforce the terms of the Settlement.

15.The Court retains exclusive jurisdiction over the Derivative Actions to consider all further matters arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:	HON. LOUIS L. STANTON UNITED STATES DISTRICT JUDGE

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EXHIBIT 2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND FUTILE ACTIONS	Case No. 17 Civ. 00253 (LLS)
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND REFUSED ACTIONS	Case No. 17 Civ. 1381 (LLS)

NOTICE OF PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWNED SHARES OF EXANTAS CAPITAL CORP. (FORMERLY KNOWN AS RESOURCE CAPITAL CORP.) (the “COMPANY”) COMMON STOCK AS OF _________, 2019 AND CONTINUE TO OWN SUCH SHARES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the United States District Court for the Southern District of New York (the “Court”), of (i) the pendency of the above-captioned shareholder derivative actions (the “Derivative Actions”), which were brought by certain shareholders of the Company on behalf of and for the benefit of the Company; (ii) a proposed settlement of the Derivative Actions (the “Settlement”), subject to Court approval, for consideration, including the adoption by the Company of certain corporate governance measures, as provided in a Stipulation and Agreement of Settlement, dated __________, 2019 (the “Stipulation”); (iii) the hearing (the “Settlement Hearing”) that the Court will hold on ___________, 2019, to determine whether to approve the Settlement and Plaintiffs’ counsel’s application for attorneys’ fees and reimbursement of litigation expenses (the “Fee and Expense Award”), including service awards for Plaintiffs (the “Service Awards”); and (iv) current shareholders’ rights with respect to the proposed Settlement and applications for the Fee and Expense Award and the Service Awards.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

The Stipulation was entered into as of ________, 2019, between and among: (1) plaintiffs Joseph Greenberg and James M. DeCaro, individually and to the extent that they have or claim standing to assert claims derivatively on behalf of the Company (collectively, the “Demand Futile Plaintiffs”); (2) plaintiffs Mark E. McKinney, Dave Sherek, Robert H. Spiegel, and Rick Sebenoler, individually and to the extent that they have or claim standing to assert claims derivatively on behalf of the Company (collectively, the “Demand Refused Plaintiffs,” and with the Demand Futile Plaintiffs, “Plaintiffs”); (3) individual defendants Walter T. Beach, Eldron C. Blackwell, David E. Bloom, David J. Bryant, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin, P. Sherrill Neff, and Stephanie H. Wiggins (the “Individual Defendants”); (4) corporate defendants Resource America, Inc. (“Resource America”) and Resource Capital Manager, Inc. (now known as Exantas Capital Manager, Inc.) (the “Manager,” and with Resource America, the “Corporate Defendants”; and together with the Individual Defendants and the Company, the “Defendants”); and (5) the Company.

All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE OF PROPOSED SETTLEMENT?

1.The purpose of this Notice of Proposed Settlement is to explain the Derivative Actions, the terms of the proposed Settlement, and how the proposed Settlement affects the legal rights of the Company’s shareholders.

2.In a derivative action, one or more people or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.  Because derivative actions concern a corporation’s legal rights, no individual shareholder has the right to recover damages in a shareholder derivative action or to be compensated as a result of the settlement of a shareholder derivative action.

3.As described more fully below, current shareholders of the Company have the right to object to the proposed Settlement and the applications for the Fee and Expense Award and the Service Awards.  Current shareholders of the Company5 have the right to appear and be heard at the Settlement Hearing, which will be held on _________, 2019 at __:__ _.m., before the Honorable Louis L. Stanton, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 21C, New York, New York, 10007-1312.  At the Settlement Hearing, the Court will determine, among other things: (i) whether the Settlement should be approved; (ii) whether the Claims against the Defendants should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether applications for a Fee and Expense Award and for Service Awards should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

4.Between January 12, 2017 and April 27, 2017, a number of shareholder derivative complaints were filed in the United States District Court for the Southern District of New York, alleging, among other things, that (i) the Individual Defendants breached their fiduciary obligations to the Company in connection with the Company’s decision to recognize an

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Shareholders that owned common stock of the Company as of __________, 2019 and continue to own such stock through _________, 2019, the date of the Settlement Hearing, are defined as current shareholders of the Company.

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impairment on a legacy mezzanine loan (the “Mezzanine Loan”), (ii) wasted corporate assets, and (iii) caused the Company to issue proxy statements containing certain material misstatements and omissions.  Certain of the complaints also alleged claims against the Individual and Corporate Defendants for unjust enrichment in connection with their alleged receipt of compensation and/or management fees paid pursuant to the Company’s Management Agreement.

5.On May 16, 2017, the Court consolidated the individual shareholder derivative actions into two separate consolidated Derivative Actions: In re Resource Capital Corp. Shareholder Derivative Litigation Demand Futile Actions, Case No. 17 Civ. 253 (LLS) (the “Demand Futile Actions”), and In re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions, Case No. 17 Civ. 1381 (LLS) (the “Demand Refused Actions”).  The two consolidated Derivative Actions made substantially similar substantive allegations, but differed in terms of the theories of shareholder derivative standing they asserted.

6.On May 18, 2017, the Court appointed Profy Promisloff & Ciarlanto, P.C. (now known as Promisloff Law, P.C.) as lead counsel in the Demand Refused Actions.  On July 6, 2017, the Court appointed Robbins Arroyo LLP as lead counsel in the Demand Futile Actions.

7.On June 30, 2017, the Demand Refused Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Consolidated Demand Refused Complaint”).  The Consolidated Demand Refused Complaint alleged substantially identical claims to those identified in paragraph 4 above.

8.On August 21, 2017, the Demand Futile Plaintiffs filed a Verified Consolidated Stockholder Derivative Complaint (the “Consolidated Demand Futile Complaint”).  Like the Consolidated Demand Refused Complaint, the Consolidated Demand Futile Complaint alleged substantially identical claims to those identified above in paragraph 4 above.

9.On September 15, 2017, the Individual Defendants and the Company filed a joint motion to dismiss the Consolidated Demand Refused Complaint.6

10.On October 20, 2017, the Defendants filed motions to dismiss the Consolidated Demand Futile Complaint.

11.On February 23, 2018, the Court granted the Individual Defendants’ and the Company’s joint motion to dismiss the Consolidated Demand Refused Complaint.

12.On April 2, 2018, the Court granted Defendants’ motions to dismiss the Consolidated Demand Futile Complaint.

13.Plaintiffs filed notices of appeal on March 22, 2018, and May 3, 2018, respectively.

[6]	Because the Consolidated Demand Refused Complaint did not assert any claims against the Corporate Defendants, the Corporate Defendants did not file a motion to dismiss that complaint.

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14.On May 4, 2018, in anticipation of pre-appeal mediation conferences required by the United States Court of Appeals for the Second Circuit (the “Court of Appeals”), Plaintiffs’ counsel sent a joint settlement demand letter to Defendants’ counsel, proposing a settlement framework, including corporate governance reforms, for settling both the Demand Futile Actions and the Demand Refused Actions.  Between May and August 2018, counsel for Plaintiffs and Defendants negotiated potential settlement terms and conditions under the oversight of Court-appointed mediators as part of the Court’s Civil Appeals Mediation Program (“CAMP”) pursuant to Local Rule 33.1.  On August 9, 2018, while under the continued oversight of the CAMP mediators, counsel for the parties to the Derivative Actions reached an agreement in principle on the substantive terms of a proposed Settlement.

15.Following the parties’ agreement in principle on the substantive terms of a proposed Settlement, the parties separately negotiated the attorneys’ fees that would be payable, subject to the approval of the Court, in consideration of the substantial corporate benefit produced by the proposed Settlement.  On November 8, 2018, the parties reached agreement on a proposed award of attorneys’ fees and expenses.  The parties did not discuss or negotiate the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel until after the other material terms of the Settlement had been agreed upon on August 9, 2018.

16.On November 12, 2018, counsel for the parties to the Derivative Actions executed a memorandum of understanding (“MOU”) setting forth the material terms of their agreement in principle to settle the Derivative Actions, subject to the negotiation of a mutually acceptable long-form settlement agreement and court approval.

17.On January 8, 2019, the Board of Directors of the Company approved the terms of the proposed Settlement.  The parties executed the Stipulation and Agreement of Settlement on ___________, 2019.

18.On _________, 2019, the Court entered an order preliminarily approving the Settlement.  In its Preliminary Approval Order, the Court directed that: (i) copies of this Notice of Proposed Settlement and the Stipulation be attached as exhibits to a Form 8-K filed with the United States Securities and Exchange Commission and that the Form 8-K be posted, along with its attachments, on the Company’s corporate website; (ii) this Notice of Proposed Settlement be posted on the respective websites of Robbins Arroyo LLP and Promisloff Law, P.C.; and (iii) a Summary Notice be published one time in Investor’s Business Daily. In addition, the Court’s Preliminary Approval Order scheduled the Settlement Hearing for _________, 2019 to consider  whether to grant final approval to the Settlement and to consider whether to grant a Fee and Expense Award and Service Awards.

WHAT ARE THE BENEFITS OF THE SETTLEMENT?

19.In exchange for the release described below in paragraphs 23-26, the Company agreed to create and effectuate the following Corporate Governance Measures:

a.	Independence:

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i.	The Board shall adopt a formal policy requiring that the positions of Board Chairman and Chief Executive Officer be filled by different individuals at all times.
ii.

The Company shall adopt a formal policy (i) requiring that its independent directors satisfy the “independence” requirements of Section 3.03A.02 of the New York Stock Exchange’s Listed Company Manual; (ii) providing that Board members will not serve on the boards of more than three other unaffiliated publicly-traded entities; and (iii) requiring its independent directors to meet (including telephonically) in executive session at least four times per year.

b.	Investment Committee: The Board will adopt an Investment Committee Charter, which shall include the following:
i.	A majority of the Investment Committee’s members shall be independent directors.
ii.

The Investment Committee shall be responsible for approving each of the Company’s proposed investments in loans and preferred equity (“Covered Investments”) initially valued in excess of $35 million but less than or equal to $50 million (the “Investment Committee Approval Range”).  Any Covered Investment initially valued in excess of the Investment Committee Approval Range shall be approved by the full Board.  The Board may, in its discretion, modify the Investment Committee Approval Range as it deems necessary and appropriate in light of material changes in the size of the Company’s investment portfolio, provided that the bottom end of the range (the “Covered Investment Threshold”) is set at an amount less than or equal to 2.5 percent of the carrying value of the Company’s portfolio of loans and preferred equity as set forth in the Company’s books at the end of the reporting period immediately preceding the date on which such modification is made.

iii.

The Investment Committee shall meet as frequently as necessary to consider for approval all of the Company’s proposed Covered Investments initially valued within the Investment Committee Approval Range.

iv.

In considering whether to approve any proposed Covered Investment initially valued within the Investment Committee Approval Range, the Investment Committee shall give consideration to all material risks associated with such investment that are identified by the Manager or otherwise identified by any member of the Investment Committee.  The Manager will make

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appropriate personnel available to the Investment Committee to provide information concerning such proposed investments and any related material risks.
v.

At least quarterly, the Investment Committee shall receive a report from the Manager identifying any material exception to or material deviation from the Investment Committee Charter during the preceding quarter that is known to the Manager, if applicable.

vi.

The Investment Committee shall maintain minutes of its meetings and all exhibits and other materials distributed or presented to the Investment Committee, which shall be filed with the minutes of the Investment Committee’s meetings and subject to the Company’s record keeping policies and procedures.

vii.	The Investment Committee shall annually review and evaluate the need for any change(s) to the Investment Committee Charter and recommend any proposed change(s) to the Board for approval.
c.	Audit Committee: The Board shall amend the Audit Committee Charter to include responsibility for certain matters relating to credit risk reporting, including at least the following provisions:
i.	The Audit Committee shall consist of at least three Board members, all of whom shall be independent directors selected annually by the Board.
ii.

The Audit Committee shall be responsible for ensuring that the full range of risks impacting the Company’s Covered Investments are evaluated as necessary to address changing conditions that may affect credit risk, including: (i) changes in lending policies, procedures, and underwriting standards; (ii) changes in international, national, or regional economic and business conditions; (iii) changes in the nature of investments, volume of investments, or concentrations in the portfolio; (iv) changes in the volume and severity of past due loans; and (v) changes in the regulatory environment.

iii.

The Audit Committee shall oversee the Company’s internal controls relating to credit risk management and disclosure, including (i) review and approval of the Company’s procedures for monitoring loans to ensure that they are responsive to changes in internal and external factors affecting the level of credit risk in the Company’s portfolio and (ii) review and approval of the Company’s practices relating to recognition of impairments, loan losses, write downs and allowances, and provisions for loan losses.

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The Audit Committee shall report its findings and recommendations to the full Board.
iv.

At least quarterly, the Manager shall report to the Audit Committee concerning any credit risk that the Manager believes is material or likely to become material relating to any of the Company’s Covered Investments initially valued at or above the Covered Investment Threshold.

v.

The Audit Committee shall report to the full Board at least quarterly summarizing the Audit Committee’s review and conclusions regarding any material credit risks to Covered Investments that were initially valued in excess of the Covered Investment Threshold that are identified by the Manager or otherwise identified to or by the Audit Committee.  The Audit Committee’s report shall include, to the extent appropriate, a discussion of any opinions of the Audit Committee or the Manager as to the magnitude, probability, and range of potential loss associated with such risks and whether any disclosures concerning such risks are necessary or appropriate.

vi.

The Audit Committee shall be empowered to retain external advisors as necessary and appropriate to assist the Audit Committee with the assessment of material credit risks and related public disclosures.

vii.	The Audit Committee’s meetings and actions shall be duly recorded in minutes and resolutions and preserved in accordance with Company policy.
d.

Director Continuing Education: The Board will adopt a policy of mandatory annual training for all members of the Board regarding best corporate governance practices, with the form and content to be determined by the Board in its discretion.

e.

Enhanced Disclosure Regarding Calculation of Base Management Fees and Incentive Compensation: In connection with the Company’s quarterly and annual financial statements, the Company shall ensure that its disclosures regarding the amounts of Base Management Fees (as defined in the Management Agreement) and Incentive Compensation (as defined in the Management Agreement) paid to the Manager during the applicable reporting periods contain at least the following information:

i.

the Company’s calculation of Equity (as defined in the Management Agreement), including (to the extent applicable) the total amount of net proceeds from issuances of capital stock, retained earnings (or deficit), amounts paid for repurchases of

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capital stock, any one-time event excluded pursuant to changes in GAAP and non-cash charges;
ii.

a reconciliation of the Company’s GAAP net income (loss) allocable to common shares to its Core Earnings (as defined in the Management Agreement), including any item(s) excluded from the Core Earnings calculation in determining the amount of Incentive Compensation paid; and

iii.	if applicable, an explanation of how the Incentive Compensation hurdle was calculated, including the underlying value of each component of the Incentive Compensation hurdle calculation.
f.

Retention of Incentive Compensation Provision of Management Agreement: The Management Agreement shall not be amended in any manner that would materially increase the amount of Incentive Compensation during the Compliance Term (defined below), unless such amendment is approved by a majority of the Company’s common stockholders.

Each of the Corporate Governance Measures listed above shall be maintained until at least three (3) years following the Effective Date of the Settlement (the “Compliance Term”); provided, however, that nothing in the Stipulation or Settlement shall require the Company to implement or maintain any Corporate Governance Measure if, in the opinion of Company counsel and supported by the opinion of outside counsel to the Company, such act or failure to act would result in a reasonably foreseeable risk to the Company, or any Audit Committee or Investment Committee member, or any affiliate of the Company, or any executive, director, officer, agent, or employee, of the Company or any affiliate, would be in violation of any federal or state law, statute, rule, or regulation, or any fiduciary or other duty that now exists or applies in the future.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

20.Plaintiffs and Plaintiffs’ counsel submit that the claims asserted in the Derivative Actions on behalf of the Company have merit.  Nonetheless, Plaintiffs and Plaintiffs’ counsel have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  In doing so, Plaintiffs and Plaintiffs’ counsel recognize the expense inherent in the continued prosecution of the Derivative Actions, as well as the risk and uncertainty of continued litigation, especially in light of the Court’s decisions on Defendants’ motions to dismiss.

21.Plaintiffs’ Counsel have conducted extensive investigation and analysis of the claims, defenses, and remedies.  Based on Plaintiffs’ Counsel’s thorough evaluation, Plaintiffs and Plaintiffs’ Counsel submit that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of Resource Capital and its shareholders.  The Settlement confers substantial benefits to Resource Capital and its shareholders, including: (a) the adoption of corporate governance policies concerning director independence; (b) the adoption of an Investment Committee charter formalizing the Investment Committee’s role and responsibilities;

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(c) the amendment of the Audit Committee charter to include responsibility for matters relating to credit risk reporting; (d) the adoption of an annual training program for members of the Company’s Board regarding best corporate governance practices; and (e) enhanced disclosures with respect to the amount of any base management fees and incentive compensation paid pursuant to the Company’s Management Agreement.  These terms of Settlement directly address the claims at issue in the Derivative Actions

WHAT ARE DEFENDANTS’ REASONS FOR THE SETTLEMENT?

22.Defendants have denied, and continue to deny, each and every allegation of wrongdoing by the Plaintiffs in these Derivative Actions and maintain that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times.  Further, the Defendants have denied, and continue to deny (a) that they have caused any damage or injury to the Company or its shareholders; (b) that they have ever committed or attempted to commit any violations of law or any breach of fiduciary duty owed to the Company or its shareholders; and (c) that they have committed any wrongdoing whatsoever.  Defendants further deny that Plaintiffs have the legal right to assert claims derivatively on behalf of the Company.  Defendants have nevertheless concluded that further litigation of the Derivative Actions would be protracted and expensive, and that it is desirable and beneficial for the Derivative Actions to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

23.Further, the Board, including each of its independent, non-defendant directors, has approved the Settlement and each of its terms as being in the best interests of Resource Capital and its shareholders.  The Board has acknowledged and agrees that the Settlement is fair, reasonable, and adequate, and confers substantial benefits upon Resource Capital and its shareholders.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

24.The Derivative Actions have been dismissed by the District Court.  While Plaintiffs have appealed the judgments of dismissal, there is no guarantee that the appeal in either Derivative Action would succeed.  In the absence of the proposed Settlement, if Plaintiffs failed to prevail on appeal, the Company would not receive any of the benefits of the Settlement.  Even if the Plaintiffs prevailed on appeal, there is no guarantee that they would ultimately prevail in the litigation.  A successful appeal would simply restart the litigation in the District Court, where Plaintiffs would be required to prove each and every essential legal and factual element of their claims.  In the absence of the Settlement, if Plaintiffs failed to prove their claims, the Company would not receive any of the benefits of the Settlement.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

25.Upon the Effective Date of the Settlement, Defendants, their respective Related Parties, and each Person which has the contractual or other right to assert a claim for indemnity or contribution against any of the foregoing, shall be released and discharged, finally and forever, from any and all Claims, with the exception of Excluded Claims (as defined below),

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which have been or could have been asserted by any of the Plaintiffs, or by any stockholder derivatively on behalf of the Company, or by the Company directly, arising out of or relating to:

a.	the facts, matters, transactions, acts, omissions, or circumstances alleged, or that could have been alleged, in any of the complaints filed in the Derivative Actions;
b.	the Company’s investments involving assets in Puerto Rico, including (without limitation) the Mezzanine Loan referenced in the Derivative Actions;
c.	the approval of (a) the Management Agreement or (b) any of the terms of the Management Agreement;
d.

the amount of any cash or equity compensation paid to any director, officer, employee, or agent of the Company, the Manager, or any of their affiliates, including without limitation any personnel employed by, or any officer or director of, Resource America or any of its affiliates;

e.

the adequacy of the Board’s oversight of the Company’s activities, officers, employees, and agents, including without limitation any personnel employed by, or any officer or director of, the Manager, Resource America, or any of their affiliates;

f.

any allegedly false or misleading statement or omission made in any public statement, including without limitation the Company’s proxy statements and other public securities filings, and other disclosures concerning any of the foregoing matters; or

g.	the defense or settlement of the Derivative Actions.

26.Upon the Effective Date, Plaintiffs and their Related Parties shall be released from all Claims arising out of or relating to the commencement, maintenance, prosecution, or settlement of the Derivative Actions with the exception of Excluded Claims.

27.The releases granted pursuant to the Settlement shall include any released Claims that Plaintiffs or Defendants do not know of or suspect to exist at the time of the release of such Claims, including without limitation those that, if known, might have affected the decision to enter into the Settlement.  With respect to any and all released Claims, the Settling Parties agree that upon the Effective Date of the Settlement, the Settling Parties expressly waive, and current shareholders of the Company shall be deemed to have waived, the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF

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KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the released Claims.  Nevertheless, the Settling Parties acknowledge that it is their intention to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may exist hereafter, without regard to the subsequent discovery of additional or different facts.  The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation, and was relied upon by each and all of the Parties entering into the Settlement.

28.Notwithstanding anything to the contrary herein, the releases granted in the Stipulation will not release or extinguish: (i) the Management Agreement or any other existing contract between or among the Defendants and their Related Parties; (ii) any contract of insurance benefiting any of the Defendants or any of their Related Parties; (iii) any Claim to enforce any of the foregoing agreements, with the exception of any Claim arising out of, or related to, any amount paid or to be paid, benefits received or to be received, or services rendered or not rendered, under the Management Agreement prior to the date of the Stipulation, all of which are expressly released; or (iv) any Claim to enforce the Stipulation (collectively, the “Excluded Claims”).

WHO REPRESENTS PLAINTIFFS AND HOW WILL THE ATTORNEYS BE PAID?

29.On May 16, 2017, the Court appointed Robbins Arroyo LLP as lead counsel in the Demand Futile Actions and Profy Promisloff & Ciarlanto, P.C. (now known as Promisloff Law, P.C.) as lead counsel in the Demand Refused Actions.  Plaintiffs’ counsel have not received any payment for their services in pursuing the claims against Defendants in the Derivative Actions, nor have Plaintiffs’ counsel been reimbursed for their out-of-pocket expenses.

30.Plaintiffs’ counsel intends to apply to the Court for a Fee and Expense Award to compensate them for their attorneys’ fees and expenses incurred in conjunction with the prosecution of the Derivative Actions in the amount of $550,000.  The Court will determine the ultimate amount of any Fee and Expense Award, and the Settlement is not conditioned upon such an award.

31.In addition to the Fee and Expense Award, Plaintiffs are seeking Service Awards in an amount up to $3,000 per Person for their participation in the Derivative Actions.  Such Service Awards shall be paid from the Fee and Expense Award to Plaintiffs’ counsel.

32.Defendants’ insurers shall pay any Fee and Expenses Award awarded to Plaintiffs’ counsel.  Defendants shall have no obligation with respect to the Fee and Expense Award, with the exception of the obligation to take reasonable steps to cause the award to be paid by their insurers in accordance with the Stipulation.

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WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING?

33.The Settlement Hearing will be held on ________, 2019 at __:__ _.m., before the Honorable Louis L. Stanton, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 21C, New York, New York, 10007-1312.  The Court may approve the Settlement and the applications for the Fee and Expense Award and the Service Awards at or after the Settlement Hearing without further notice to current shareholders of the Company.

34.If you owned common stock of the Company as of ________, 2019 and continue to own such stock through ________, 2019 (the date of the Settlement Hearing), you may, if you wish to do so, object and show cause why: (i) the proposed Settlement set forth in the Stipulation should not be approved; and (ii) a Fee and Expense Award, including any Service Awards, should not be granted in the amount sought.

35.The procedure for objecting to the Settlement, the Fee and Expense Award, and/or the Service Awards is as follows:

a.	Plaintiffs’ counsel will file papers with the Court in support of the Settlement, the Fee and Expense Award, and the Service Awards on __________, 2019.
b.

Objections or oppositions to the Settlement, the Fee and Expense Award, and/or the Service Awards must be in writing and must be filed with the Clerk of the United States District Court for the Southern District of New York (the “Clerk”) no later than _______, 2019.  Written objections must set forth: (a) the objector’s name, address, and telephone number; (b) the number of shares of Company stock the objector currently owns as well as an account statement evidencing such ownership; (c) a detailed statement of the objector’s specific objections; (d) any and all documentation or evidence in support of the objector’s objections; and (e) the identities of any cases—by name, court, and docket number—in which the objector or his or her attorney has objected to a settlement in the last three (3) years.  If a current shareholder of the Company intends to appear and/or requests to be heard at the Settlement Hearing, such shareholder must also file with the Clerk no later than __________, 2019: (f) a written notice of the objector’s intention to appear at the Settlement Hearing; (g) the name(s) of any attorney(s) that will appear on behalf of the objector; (h) the identities of any witnesses the objector intends to call at the Settlement Hearing; (i) a summary of the substance of any testimony to be provided by any such witnesses; and (j) any and all other evidence that the objector intends to present at the Settlement Hearing.  Current shareholders of the Company who do not wish to object in person to the proposed Settlement, the Fee and Expense Award, and/or the Service Awards do not need to attend the Settlement Hearing.

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c.

If a current shareholder of the Company files a written objection and/or written notice of intent to appear, such shareholder must serve copies of all papers filed with the Clerk, by hand delivery or first-class mail, post-marked no later than _________, 2019, on each of the following:

Lead Plaintiffs’ Counsel
ROBBINS ARROYO LLP
Shane P. Sanders
600 B Street, Suite 1900
San Diego, CA 92101
-and-
PROMISLOFF LAW, P.C.
David M. Promisloff
5 Great Valley Parkway, Suite 210
Malvern, PA 19355

Counsel for the Individual Defendants
COVINGTON & BURLING LLP
Mark P. Gimbel
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405

Counsel for the Corporate Defendants
PROSKAUER ROSE LLP
David A. Picon
11 Times Square
New York, NY 10036

Counsel for the Company
SCHLAM STONE & DOLAN LLP
Bradley J. Nash
26 Broadway
New York, NY 10004

d.	Plaintiffs’ counsel will file reply papers with the Court, if any, on __________, 2019.

36.The Settlement Hearing may be adjourned by the Court without further written notice to current shareholders of the Company.  If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ counsel.

37.Unless the Court orders otherwise, any current shareholder of the Company who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, Plaintiffs’ counsel’s application for a Fee and Expense Award, and/or Plaintiffs’ application for Service Awards.  Current shareholders of the Company do not need to appear at the hearing or take any other action to indicate their approval of the foregoing.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

38.This Notice contains only a summary of the terms of the proposed Settlement.  More detailed information about the Derivative Actions is available at the websites of Robbins Arroyo LLP, http://www.robbinsarroyo.com, Promisloff Law, P.C., http://www.prolawpa.com, and the Company, http://www.exantas.com.  In addition, you or your attorney may examine the Court files for In re Resource Capital Corp. Shareholder Derivative Litigation Demand Futile Actions, Case No. 17 Civ. 253 (LLS) and In re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions, Case No. 17 Civ. 1381 (LLS), during regular business hours

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at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York, 10007-1312.

Questions about the Settlement or about this Notice of Proposed Settlement in general should be directed to:

ROBBINS ARROYO LLP Shane P. Sanders 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 Email: ssanders@robbinsarroyo.com	PROMISLOFF LAW, P.C. David M. Promisloff 5 Great Valley Parkway, Suite 210 Malvern, PA 19355 Tel: (215) 259-5156 Email: david@prolawpa.com

You should ask Plaintiffs’ counsel to confirm receipt of any email correspondence regarding the Settlement or the Notice of Proposed Settlement within three (3) business days. If Plaintiffs’ counsel do not confirm receipt within three (3) business days, you should call to ensure receipt.

DO NOT CALL OR WRITE THE COURT OR THE CLERK OF COURT REGARDING THIS NOTICE.

Dated: _________, 2019

By Order of the United States District Court for the Southern District of New York

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EXHIBIT 3

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND FUTILE ACTIONS	Case No. 17 Civ. 00253 (LLS)
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND REFUSED ACTIONS	Case No. 17 Civ. 1381 (LLS)

SUMMARY NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWNED SHARES OF EXANTAS CAPITAL CORP. (FORMERLY KNOWN AS RESOURCE CAPITAL CORP.) (the “COMPANY”) COMMON STOCK AS OF __________, 2019 AND CONTINUE TO OWN SUCH SHARES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the United States District Court for the Southern District of New York (the “Court”), of (i) the pendency of the above-captioned shareholder derivative actions (the “Derivative Actions”), which were brought by certain shareholders of the Company on behalf of and for the benefit of the Company; and (ii) a proposed settlement of the Derivative Actions (the “Settlement”), subject to Court approval, for consideration, including the adoption by the Company of certain corporate governance measures, as provided in a Stipulation and Agreement of Settlement dated __________, 2019 (the “Stipulation”); (iii) the hearing (the “Settlement Hearing”) that the Court will hold on __________ 2019, to determine whether to approve the Settlement and Plaintiffs’ counsel’s application for attorneys’ fees and reimbursement of litigation expenses (the “Fee and Expense Award”), including service awards for Plaintiffs (the “Service Awards”); and (iv) current shareholders’ rights with respect to the proposed Settlement and applications for a Fee and Expense Award and the Service Awards.

A Settlement Hearing will be held on2019, at __:__ _.m., before the Honorable Louis L. Stanton of the United States District Court for the Southern District of New York, at the Daniel Patrick Moynihan United States Courthouse, Courtroom 21C, 500 Pearl Street, New York, New York 10007-1312 to determine, among other things: (i) whether the Settlement should be approved; (ii) whether the Claims against the Defendants should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether applications for a Fee and Expense Award and for Service Awards should be approved by the Court.

IF THE SETTLEMENT IS APPROVED, THE RIGHTS OF COMPANY SHAREHOLDERS TO PURSUE THE CLAIMS ASSERTED OR THAT COULD HAVE BEEN ASSERTED IN THE LITIGATION ON BEHALF OF THE COMPANY, WHICH ARE BEING RELEASED PURSUANT TO THE SETTLEMENT, WILL BE AFFECTED.

A more detailed Notice of Proposed Settlement of Shareholder Derivative Litigation (the “Notice of Proposed Settlement”), which provides additional information concerning the Derivative Actions, the terms of the proposed Settlement, and Company shareholders’ legal rights with respect to the proposed Settlement, the proposed Fee and Expense Award, and the proposed Service Awards, can be obtained from the websites of Robbins Arroyo LLP, http://www.robbinsarroyo.com, and Promisloff Law, P.C., http://www.prolawpa.com.  The Notice of Proposed Settlement and the Stipulation have also been filed as exhibits to the Form 8‑K filed with the United States Securities and Exchange Commission by the Company on __________, 2019, and the Form 8-K, with its attachments, is posted on the Company’s website: http://www.exantas.com.  You may also examine the Court files for the Derivative Actions during regular business hours at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York 10007-1312.

Under the terms of the Stipulation, as a part of the proposed Settlement, Resource Capital will adopt corporate governance reforms, which all parties agree confer substantial benefits upon the Company.  In light of the substantial benefits conferred upon Resource Capital by Plaintiffs’ Counsel’s efforts, the Company’s insurers shall pay Plaintiffs’ Counsel’s attorney’s fees, costs, and expenses of $550,000, subject to Court approval.

If you owned shares of common stock of the Company as of __________, 2019 and continue to own such shares through __________, 2019 (the date of the Settlement Hearing), you may, if you wish to do so, comment to the Court on the proposed Settlement, the application for the Fee and Expense Award, or the application for the Service Awards.  Any objections to the proposed Settlement or the applications for the Fee and Expense Award and/or the Service Awards must be filed with the Court and delivered to Plaintiffs’ and Defendants’ counsel no later than __________, 2019, in accordance with the instructions set forth in the Notice of Proposed Settlement.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THE SETTLEMENT AND THIS NOTICE.  All inquiries may be made to Plaintiffs’ counsel:

ROBBINS ARROYO LLP Shane P. Sanders 600 B Street, Suite 1900 San Diego, CA 92101 Tel: (619) 525-3990 Email: ssanders@robbinsarroyo.com	PROMISLOFF LAW, P.C. David M. Promisloff 5 Great Valley Parkway, Suite 210 Malvern, PA 19355 Tel: (215) 259-5156 Email: david@prolawpa.com

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You should ask Plaintiffs’ counsel to confirm receipt of any email correspondence regarding the Settlement or the Notice of Proposed Settlement within three (3) business days. If Plaintiffs’ counsel do not confirm receipt within three (3) business days, you should call to ensure receipt.

By Order of the United States District Court for the Southern District of New York

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EXHIBIT 4

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND FUTILE ACTIONS	Case No. 17 Civ. 00253 (LLS)
IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND REFUSED ACTIONS	Case No. 17 Civ. 1381 (LLS)

[PROPOSED] FINAL ORDER AND JUDGMENT

A final Settlement Hearing was held before this Court on __________, 2019, pursuant to this Court’s Preliminary Approval Order of __________, 2019, to determine: (i)  whether to grant final approval to the Settlement set forth in the Settling Parties’ Stipulation, dated ____, 2019, which Stipulation is incorporated herein by reference; and (ii) whether to approve the Fee and Expense Award and any Service Awards to Plaintiffs.  After due and sufficient notice having been given in accordance with the provisions of the Preliminary Approval Order, and all Persons having any objection (if any) to the proposed Settlement, the Fee and Expense Award, and/or the Service Awards having been given an opportunity to present such objections to the Court; the Court having heard and considered the matter, including all papers filed in connection therewith and the oral presentations of counsel and any objections raised at the hearing; and good cause appearing therefor:

THE COURT HEREBY FINDS AND ORDERS:

1.Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Stipulation or the Preliminary Approval Order, as applicable.

2.The Court has jurisdiction over the subject matter of the Derivative Actions and the Settling Parties.

3.The Court hereby finds that notice of the Settlement was (i) provided pursuant to and in the form and manner directed by the Preliminary Approval Order; (ii) meets the requirements of Federal Rule of Civil Procedure 23.1 and due process; and (iii) constitutes due and sufficient notice to all interested Persons of all matters relating to the Settlement.

4.Pursuant to and in compliance with Federal Rule of Civil Procedure 23.1 and due process, the Court hereby finds that the notice provided advised interested Persons of the terms of the Settlement, of Plaintiffs’ Counsel’s intent to seek a Fee and Expense Award, and of Plaintiffs’ intent to seek Service Awards.  The Court further finds that the notice provided advised interested Persons of their right to object to the foregoing matters, and a full and fair opportunity was accorded to all interested Persons to be heard with respect to these issues.

5.The Court hereby grants final approval to the Settlement as set forth in the Stipulation, and finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of Resource Capital and its shareholders.  The Court further finds that the Settlement set forth in the Stipulation was negotiated at arm’s-length and in good faith by the Settling Parties, and reflects a settlement that was reached voluntarily after consultation with experienced legal counsel.

6.The Parties are directed to implement and consummate the Settlement according to the terms and provisions of the Stipulation.  The Derivative Actions and all Claims contained therein are dismissed on the merits and with prejudice.  The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation and in this Final Order and Judgment.

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7.The Court finds that during the course of the Derivative Actions, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar rules of professional conduct.  No claims of any violation of Federal Rule of Civil Procedure 11 or any other similar rule relating to the prosecution, defense, or settlement of the Derivative Actions may be brought by any Settling Party.

8.Upon the Effective Date, Defendants, their respective Related Parties, and each Person which has the contractual or other right to assert a claim for indemnity or contribution against any of the foregoing, shall be released and discharged, finally and forever, from any and all Claims, with the exception of Excluded Claims (as defined below), which have been or could have been asserted by any of the Plaintiffs, or by any stockholder derivatively on behalf of the Company, or by the Company directly, arising out of or relating to:

a.	the facts, matters, transactions, acts, omissions, or circumstances alleged, or that could have been alleged, in any of the complaints filed in the Derivative Actions;
b.	the Company’s investments involving assets in Puerto Rico, including (without limitation) the Mezzanine Loan referenced in the Derivative Actions;
c.	the approval of (a) the Management Agreement or (b) any of the terms of the Management Agreement;
d.

the amount of any cash or equity compensation paid to any director, officer, employee, or agent of the Company, the Manager, or any of their affiliates, including without limitation any personnel employed by, or any officer or director of, Resource America or any of its affiliates;

e.

the adequacy of the Board’s oversight of the Company’s activities, officers, employees, and agents, including without limitation any personnel employed by, or any officer or director of, the Manager, Resource America, or any of their affiliates;

f.

any allegedly false or misleading statement or omission made in any public statement, including without limitation the Company’s proxy statements and other public securities filings, and other disclosures concerning any of the foregoing matters; or

g.	the defense or settlement of the Derivative Actions.

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9.Upon the Effective Date, Plaintiffs and their Related Parties shall be released from all Claims arising out of or relating to the commencement, maintenance, prosecution, or settlement of the Derivative Actions with the exception of Excluded Claims.

10.The Settling Parties will not, in the future, commence or prosecute any lawsuit or other proceeding based on any Claim released by the Stipulation.  The Settling Parties further agree that they will not assist any other Person, directly or indirectly, in commencing or prosecuting any such lawsuit or other proceeding.

11.The releases granted pursuant to the Settlement shall include any released Claims that Plaintiffs or Defendants do not know of or suspect to exist at the time of the release of such Claims, including without limitation those that, if known, might have affected the decision to enter into the Settlement.  With respect to any and all released Claims, the Settling Parties have agreed that upon the Effective Date, the Settling Parties expressly waive, and Current Resource Capital Shareholders shall be deemed to have waived, the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties have acknowledged that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the released Claims.  Nevertheless, the Settling Parties have acknowledged that it is their intention to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all released Claims, known or unknown, suspected or unsuspected,

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contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may exist hereafter, without regard to the subsequent discovery of additional or different facts.  The Settling Parties have acknowledged that the foregoing waiver was separately bargained for and is a key element of the Stipulation and was relied upon by each and all of the Parties entering into the Settlement.

12.Notwithstanding anything to the contrary herein, the releases granted herein will not release or extinguish: (i) the Management Agreement or any other existing contract between or among the Defendants and any of their Related Parties; (ii) any contract of insurance benefiting any of the Defendants or any of their Related Parties; (iii) any Claim to enforce any of the foregoing agreements, with the exception of any Claim arising out of, or related to, any amount paid or to be paid, benefits received or to be received, or services rendered or not rendered, under the Management Agreement prior to the date of the Stipulation, all of which are expressly released; or (iv) any Claim to enforce the Stipulation (collectively, “Excluded Claims”).

13.The provisions contained in the Stipulation (including any exhibits attached thereto) shall not be deemed a presumption, concession, or admission by any Settling Party of any fault, liability, or wrongdoing, or merit, or lack of merit, as to any facts, Claims, or defenses alleged or asserted, in the Derivative Actions or in any other action or proceeding, either presently known or unknown, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Derivative Actions or in any other action or proceeding, whether civil, criminal, or administrative, and whether presently known or unknown, except in connection with any proceeding to enforce the terms of the Settlement.  Plaintiffs and Defendants and their respective Related Parties may file the

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Stipulation and/or Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14.The Court hereby approves a Fee and Expense Award in the amount of $550,000.  The Court also approves a Service Award to each of the Plaintiffs in the amount of $3,000, to be paid out of the Fee and Expense Award.

15.The Fee and Expense Award shall be paid as directed by Plaintiffs’ Counsel within thirty (30) days of the entry of this Final Order and Judgment and the occurrence of the conditions set forth in Paragraph 18 of the Stipulation.  Payment of the Fee and Expense Award shall not be conditioned on the existence or absence of any collateral attacks on the Settlement, including without limitation, any objections or appeals.  Defendants shall have no obligations with respect to the Fee and Expense Award or the Service Awards, with the exception of the obligation to take reasonable steps to cause the Fee and Expense Award to be paid by their insurers in accordance with the Stipulation.

16.Without in any way affecting the finality of this Final Order and Judgment, this Court shall retain jurisdiction with respect to the implementation, enforcement, and interpretation of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of this Court for purposes of implementing, enforcing, and interpreting the Stipulation.

17.Pending the occurrence of the Effective Date, no Person may institute, commence, or prosecute any action which asserts released Claims against any of the Plaintiffs or Defendants, their respective Related Parties, or any Person which has the contractual or other right to assert a claim for indemnity or contribution against any of the foregoing.

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18.In the event the Settlement is terminated or the Effective Date cannot occur for any reason, then the Stipulation shall be null and void, and the Stipulation and all negotiations, proceedings, documents prepared, and statements made in connection herewith, including in connection with the MOU and all exhibits thereto, shall be inadmissible for any purpose in any proceeding, including, without limitation, pursuant to Federal Rule of Evidence 408 and state law equivalents.  If the Settlement is terminated or the Effective Date cannot occur for any reason, the Settling Parties will be restored to their respective positions immediately preceding the date of the execution of the MOU, including, without limitation, with respect to all rights, obligations, and other legal status created by the judgments of the Court dismissing the Derivative Actions.

19.Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

20.Judgment shall be, and hereby is, entered dismissing the Derivative Actions with prejudice and on the merits.  The Court finds that this Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED:	HON. LOUIS L. STANTON UNITED STATES DISTRICT JUDGE

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